METROPOLITAN SERIES FUND, INC.

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METROPOLITAN SERIES FUND, INC.

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4)	Date Filed: February 9, 2009

METROPOLITAN SERIES FUND, INC.

Harris Oakmark Focused Value Portfolio

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting (the “Meeting”) of the shareholders of the Harris Oakmark Focused Value Portfolio (the “Portfolio”) of Metropolitan Series Fund, Inc. (the “Fund”) will be held at 10 a.m. Eastern Time on April 30, 2009, at the offices of MetLife Advisers, LLC (the “Manager”), 501 Boylston Street, Boston, Massachusetts 02116 for the following purposes:

1.	To approve, with respect to the Portfolio, a subadvisory agreement between the Manager and Artisan Partners Limited Partnership

2.	To approve, with respect to the Portfolio, an amended and restated advisory agreement between the Fund and the Manager.

3.	To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

Shareholders of record as of 4:00 p.m. Eastern Time on January 30, 2009 are entitled to notice of and to vote at the Meeting and any adjourned session thereof.

By order of the Board of Directors of the Fund,

Michael P. Lawlor, Assistant Secretary

_____ __, 2009

NOTICE: YOUR VOTE IS IMPORTANT. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU CAN ALSO VOTE BY PHONE OR ELECTRONICALLY BY FOLLOWING THE SIMPLE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED VOTING INSTRUCTION FORM. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

METROPOLITAN SERIES FUND, INC.

Harris Oakmark Focused Value Portfolio

501 Boylston Street

Boston, Massachusetts 02116

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of voting instructions by the Board of Directors (the “Board of Directors” or the “Directors”) of Metropolitan Series Fund, Inc. (the “Fund”) for use at the special meeting (the “Meeting”) of shareholders of the Harris Oakmark Focused Value Portfolio (the “Portfolio”). The Meeting will be held at 10 a.m. Eastern Time on April 30, 2009, at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116. This Proxy Statement and its enclosures are being mailed to shareholders of the Portfolio beginning on or about ____ __, 2009. Shareholders of record at the close of business on January 30, 2009 (the “Record Date”) are entitled to vote on the proposals, as set forth below.

THE PROPOSALS

As described below, this Proxy Statement relates to the proposal to approve for the Portfolio a new subadvisory agreement between MetLife Advisers, LLC (the “Manager”) and Artisan Partners Limited Partnership (“Artisan Partners”) (“Proposal 1”), and the proposal to approve for the Portfolio an amended and restated advisory agreement between the Fund, on behalf of the Portfolio, and the Fund’s investment adviser, MetLife Advisers, LLC (the “Manager”) (“Proposal 2”). Implementation of Proposal 1 is contingent upon the approval of Proposal 2.

I.	INTRODUCTION

The Fund, an open-end management investment company, is a Maryland corporation that was formed in 1982. The Fund is a series-type company with 38 series or investment portfolios. The Portfolio is one of those investment portfolios. The Manager currently serves as investment adviser to the Portfolio pursuant to an advisory agreement, dated August 5, 2003, as amended, between the Fund, on behalf of the Portfolio, and the Manager (the “Existing Advisory Agreement”). Harris Associates L.P. (“Harris Associates”) acts as subadviser to the Portfolio pursuant to a subadvisory agreement dated May 1, 2003, as amended, between Harris Associates and the Manager (the “Existing Subadvisory Agreement”).

At a meeting of the Fund’s Board of Directors on January 27, 2009, the Manager proposed that (i) the Fund hire Artisan Partners to replace Harris Associates as the subadviser to the Portfolio and (ii) the Fund amend the Portfolio’s existing advisory agreement with the Manager. The Board of Directors received information regarding the Manager’s process for reviewing potential candidates to replace Harris Associates and Artisan Partners’ performance history managing a mutual fund with substantially similar investment policies, ownership structure, investment approach, trading factors and certain other information deemed relevant by the Manager or the Board. In response to these proposals, the Board of Directors approved the calling of a shareholder meeting for the purpose of asking shareholders to act on Proposal 1 and Proposal 2.

If approved by shareholders, a new subadvisory agreement between the Manager and Artisan Partners, with respect to the Portfolio (the “New Subadvisory Agreement”), will go into effect on May 1, 2009. If approved by shareholders, an amended and restated advisory agreement between the Fund, on behalf of the Portfolio, and the Manager (the “Amended Advisory Agreement”) will go into effect on May 1, 2009. Approval of the New Subadvisory Agreement is contingent upon shareholder approval of the Amended Advisory Agreement.

The Directors have determined that it is appropriate to solicit shareholders of the Portfolio with respect to the approval of the New Subadvisory Agreement and the Amended Advisory Agreement. Accordingly, pursuant to the Proposals, the Directors are proposing that shareholders of the Portfolio approve the New Subadvisory Agreement and the Amended Advisory Agreement.

II.	THE EXISTING AGREEMENTS

Description of the Existing Advisory Agreement

The Manager currently serves as investment adviser to the Portfolio pursuant to the Existing Advisory Agreement. The Existing Advisory Agreement was most recently approved by the Portfolio’s shareholders at a meeting held on April 25, 2003, in connection with the reorganization of the New England Zenith Fund into the Fund. The Directors most recently approved the renewal of the Existing Advisory Agreement at a meeting held on November 6-7, 2008.

The Existing Advisory Agreement provides that the Manager will, subject to its rights to delegate certain responsibilities to another party or parties, provide the Portfolio both portfolio management services and administrative services. The Manager furnishes or pays the expenses of the Portfolio for office space, facilities and equipment, services of executive and other personnel of the Portfolio and certain administrative services pursuant to the Existing Advisory Agreement.

Under the Existing Advisory Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.750% of the first $1 billion of the Portfolio’s average daily net assets, 0.700% of the next $1.5 billion of such assets, 0.675% of the next $2.5 billion of such assets and 0.650% of such assets in excess of $5 billion. The aggregate management fee payable by the Portfolio during the fiscal year ended December 31, 2008 was $10,228,259, which was 0.73% of the Portfolio’s average daily net assets.

The Fund has adopted a distribution plan under Rule 12b-1 of the 1940 Act for the Portfolio’s Class B and Class E shares. For the fiscal year ended December 31, 2008, the Class B shares and Class E shares of the Portfolio paid aggregate fees of $1,259,976 to affiliates of the Manager pursuant to the distribution plan.

Description of the Existing Subadvisory Agreement

Harris Associates currently serves as investment subadviser to the Portfolio pursuant to the Existing Subadvisory Agreement. The Existing Subadvisory Agreement was most recently approved by the Portfolio’s shareholders at a meeting held on April 25, 2003, in connection with the reorganization of the New England Zenith Fund into the Fund. The Directors most recently approved the renewal of the Existing Subadvisory Agreement at a meeting held on November 6-7, 2008.

Under the Existing Subadvisory Agreement, the Manager has delegated its portfolio management responsibilities for the Portfolio to Harris Associates. The Existing Subadvisory Agreement requires Harris Associates to manage, subject to the supervision and approval of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. Harris Associates is authorized to take, on behalf of the Fund, all actions which it deemed necessary to implement the investment policies of the Portfolio, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by Harris Associates. In connection with these services, Harris Associates is obligated to make periodic reports to the Manager.

Under the Existing Subadvisory Agreement for the Portfolio, the Manager pays a subadvisory fee to Harris Associates at the annual rate of 0.450% of the first $100 million of the Portfolio’s average daily net assets, 0.400% of the next $400 million of such assets, 0.350% of the next $2 billion of such assets, 0.325% of the next $2.5 billion of such assets and 0.300% of the amount of such assets in excess of $5 billion. Under the Existing Subadvisory Agreement for the Portfolio, for the fiscal year ended December 31, 2008, the Manager paid an aggregate subadvisory fee with respect to the Portfolio of $5,173,641 to Harris Associates, which was 0.37% of the Portfolio’s average daily net assets.

III.	THE PROPOSALS

Proposal 1: Approval of a New Subadvisory Agreement for the Portfolio

Description of the New Subadvisory Agreement

The form of the New Subadvisory Agreement for the Portfolio appears in Appendix A. The next several paragraphs briefly summarize some important provisions of the New Subadvisory Agreement, but for a complete understanding of the New Subadvisory Agreement you should read Appendix A.

The New Subadvisory Agreement requires Artisan Partners to manage the investment and reinvestment of the Portfolio’s assets, subject to the supervision of the Directors and Manager. The New Subadvisory Agreement requires that Artisan Partners do so in conformity with (i) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional information relating to the Portfolio, (ii) any additional policies or guidelines established by the Manager or by the Directors and (iii) other applicable laws and regulations. Subject to the foregoing, the New Subadvisory Agreement generally authorizes Artisan Partners to effect portfolio transactions in its discretion and without prior consultation with the Manager. The New Subadvisory Agreement also requires Artisan Partners to make periodic reports to the Manager.

Under the New Subadvisory Agreement, Artisan Partners is compensated at the annual rate of 0.470% of the first $500 million of the Portfolio’s average daily net assets, 0.450% of the next $500 million of such assets and 0.430% of the amount of such assets in excess of $1 billion. The Portfolio pays no fee to Artisan Partners under the New Subadvisory Agreement; fees to Artisan Partners are payable solely by the Manager.

The New Subadvisory Agreement provides that it shall continue in effect for two years from the date of execution, and from year to year thereafter, so long as such continuance is specifically approved at least annually (i) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or Artisan Partners (the “Independent Directors”), cast in person at a meeting called for the purpose of voting on such approval.

The New Subadvisory Agreement may be amended at any time by mutual consent of the Manager and Artisan Partners, provided that, if required by law (as may be modified by any exemptions received by the Manager from the Securities and Exchange Commission (the “SEC”), or any rules or regulations adopted by, or interpretative guidance from, the SEC), such amendment shall also be approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval.

The New Subadvisory Agreement provides that, except as may otherwise be provided by applicable law, Artisan Partners and its officers, partners, directors, employees, affiliates and agents shall not be subject to any liability to the Manager, the Fund, the Portfolio or shareholders arising out of any service rendered under the New Subadvisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of any duties or by reason of reckless disregard of their obligations and duties.

The New Subadvisory Agreement may be terminated at any time on sixty days’ written notice to Artisan Partners, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio. The New Subadvisory Agreement provides that it will automatically terminate in the event of its assignment or upon the termination of the

Management Agreement. The New Subadvisory Agreement may also be terminated by Artisan Partners on sixty days’ written notice to the Manager and the Fund, or by the Manager on sixty days’ written notice to Artisan Partners.

Comparison of the Existing Subadvisory Agreement and New Subadvisory Agreement

The terms of the New Subadvisory Agreement are substantially similar to the terms of the Existing Subadvisory Agreement, except for the following:

•	references to Harris Associates have been changed to references to Artisan Partners;

•	the subadvisory fee schedule for the New Subadvisory Agreement is higher than for the Existing Subadvisory Agreement;

•	certain other minor differences.

Under the Existing Subadvisory Agreement, the Manager paid an aggregate subadvisory fee to Harris Associates with respect to the Portfolio of $5,173,641 for the fiscal year ended December 31, 2008. If the New Subadvisory Agreement had been in effect during such fiscal year, the subadvisory fee payable by the Manager to Artisan Partners would have been $6,280,007. The difference between these amounts is $1,106,366, which represents a 21.4% increase.

Investment Style

Under the managment of Artisan Partners, the goal of the Portfolio will remain long-term capital growth. Artisan Partners is planning on managing the Portfolio as a diversified investment company. The Portfolio is currently a “non-diversified fund,” which means that it may hold at any one time securities of fewer issuers compared to a diversified fund. Artisan Partners expects to invest at least 80% of the Portfolio’s net assets in the common stocks of medium-sized companies. Artisan Partners defines a medium-sized company as one with a market capitalization between $1.5 billion and three times the weighted average market capitalization of companies in the Russell Midcap Index. As long as an investment continues to meet the Portfolio’s other investment criteria, Artisan Partners may choose to hold a stock even if the company’s market capitalization grows beyond three times the weighted average market capitalization of companies in the Russell Midcap Index or falls below $1.5 billion. Artisan Partners will generally not initiate a position in a company unless it has a market capitalization between $2 billion and $15 billion. Artisan Partners expects to invest primarily in U.S. companies.

Artisan Partners generally uses a bottom-up investment process in an attempt to construct a diversified portfolio of stocks issued by medium-sized U.S. companies with the following attributes for long-term success:

•

Attractive valuation. Artisan Partners values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that Artisan Partners believes would be reasonable. Artisan Partners generally will purchase a security if the stock price falls below or toward the lower end of that range.

•	Sound financial condition. Artisan Partners seeks companies with a level of debt Artisan Partners deems appropriate and a positive cash flow.

•	Strong business economics. Artisan Partners favors cash-producing businesses capable of earning returns on capital Artisan Partners finds acceptable over the company’s business cycle.

Artisan Partners often finds investment opportunities in:

•	“Turnaround” companies. These are companies with recent poor results due to company-specific and/or industry-wide conditions that Artisan Partners believes will not continue indefinitely.

•

Companies in transition. Artisan Partners attempts to identify ahead of the market those companies whose stock prices may soon rise due to new management, new products or a cyclical uptrend in an industry.

•

Companies with hidden assets. Undervalued real estate, unrecognized business lines and other “hidden” assets may not be given enough credit by investors, providing investment opportunities for Artisan Partners.

•	Unrecognized companies. A company little-known or lacking a following among investors may be selected for the Portfolio if Artisan Partners considers the company undervalued.

•	Companies with earnings shortfalls. Artisan Partners may consider a company whose reduced earnings have caused the company’s stock price to drop if Artisan Partners expects those earnings to improve.

Additional Information

The information set forth in this Proxy Statement concerning the New Subadvisory Agreement has been provided to the Fund by Artisan Partners and the Manager.

Shareholder Voting

The vote required to approve the New Subadvisory Agreement is the lesser of (i) 67% of the shares of the Portfolio that are present at the Meeting, if the holders of more than 50% of the shares of the Portfolio outstanding as of the Record Date are present or represented by proxy at the Meeting, or (ii) more than 50% of the shares of the Portfolio outstanding on the Record Date. If the required vote is not obtained for the Portfolio, the Directors will consider what other actions to take in the best interests of the Portfolio.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE PORTFOLIO VOTE FOR THE NEW SUBADVISORY AGREEMENT. APPROVAL OF PROPOSAL 1 IS CONTINGENT UPON SHAREHOLDER APPROVAL OF PROPOSAL 2.

ADDITIONAL INFORMATION ABOUT ARTISAN PARTNERS

Portfolio Transactions and Brokerage

Under the New Subadvisory Agreement, Artisan Partners is responsible for the execution of the Portfolio’s transactions. Artisan Partners’ portfolio management teams generally manage all accounts in the same strategy in a similar manner. So, with a few exceptions primarily to take into account investment restrictions imposed by some separate account clients, the portfolios of all clients in the same strategy are essentially the same. Artisan Partners’ trading process reflects that investment process. A decision to buy or sell a security generally applies to all accounts in a strategy. Artisan Partners’ primary objective in effecting portfolio transactions is to obtain the best combination of net price and execution under the circumstances.

At the beginning of each year, Artisan Partners portfolio management teams (subject to approval by the brokerage committee of Artisan Partners (the “Brokerage Commitee”)) creates a brokerage budget for the year. There are two principal elements to the budget for each team – the team’s allocable share of the soft cost of those third-party research products the team uses, and the team’s assessment of the dollar amount of commissions needed to compensate brokers for proprietary research. Client commission recapture targets enter into the budget, too. The budget may evolve over the course of the year, as other brokers may provide ideas or services, or the team concludes that a broker’s contribution was not as valuable as it was expected to be. Selection of the broker or execution venue for a transaction is almost always left to the discretion of the trader. When a trader has an order to place, he or she first identifies the execution venue or the broker the trader thinks will be able to provide best execution. If there is a clearly superior choice, the trader uses that venue or broker. However, in many cases more than one broker or execution venue will be fully capable of providing best execution. In those cases, the trader may check the commission targets in the brokerage budget, and from among the brokers or venues believed to be able to provide best execution, select one that advances the goals of the brokerage budget.

Artisan Partners maintains and periodically updates a list of approved brokers and dealers, that in Artisan Partners’ judgment, generally are able to provide best net price and execution. Evaluations of the services provided by broker-dealers, including the reasonableness of brokerage commissions, are made on an ongoing basis by Artisan Partners’ staff while effecting portfolio transactions, and periodically by Artisan Partners’ Brokerage Committee. The firm’s traders have the freedom to use a broker not previously included on the approved broker list, and any broker so used is deemed to be on the approved list on an interim basis. The Brokerage Committee reviews any brokers added to the approved list, taking into account the information that the Brokerage Committee considers relevant. As a result of that review, the Brokerage Committee may approve a broker or remove a broker from the approved list or limit the use of a broker on the approved list. A broker so removed may not thereafter be used unless the broker is again reviewed and its use approved the Brokerage Committee.

Artisan Partners seeks to treat all of the firm’s clients fairly when allocating investment opportunities among clients. In furtherance of that goal, Artisan Partners maintains written trade processing and allocation procedures that govern the allocation of investment opportunities among clients. Except in certain markets where aggregation is not permitted and except to the extent necessary to comply with client directions, Artisan Partners tries, to the extent feasible, to aggregate trades in a particular security for multiple clients for execution as a single transaction. Artisan Partners believes that aggregation of trades generally results in lower commissions, more advantageous net prices and/or more efficient execution of transactions. Trades for Artisan Partners, its partners, employees and other affiliates, and accounts in which one or more of them has an interest (including Artisan Partners’ proprietary accounts, if any) may be included in an aggregated trade with client accounts. All accounts participating in an aggregated order participate at the average share price and commission rate for all transactions in the security pursuant to that order.

Before placing an aggregated trade, Artisan Partners generally establishes a target allocation among participating accounts for securities purchased or sold pursuant to that order. If an aggregated order is filled only in part, the securities purchased or sold are generally allocated among participating client accounts in proportion to their target allocations. Priority in allocation may be given to transactions needed to cause an account to be rebalanced to the desired weightings, or in connection with funding or withdrawal from an account, among other things.

Artisan Partners uses client brokerage to pay for research only if the research provides lawful and appropriate assistance to the firm in the investment decision-making process. The research products and services received by Artisan Partners include both third-party research (in which the broker-dealer provides research products or services prepared by a third party) and proprietary research (in which the research products or services provided are prepared by the broker-dealer providing them). Artisan Partners uses only a limited percentage of client brokerage dollars for soft dollar commitments for third-party research, but uses a greater percentage to acquire proprietary research. Artisan Partners’ use of client brokerage to acquire research products and services is intended to qualify for the safe harbor provided by Section 28(e) of the Securities Exchange Act of 1934, as amended, and may involve payment of agency commissions, compensation on certain riskless principal transactions and any other securities transactions the compensation of which qualifies for safe harbor treatment.

Artisan Partners Operations

Artisan Partners is a limited partnership managed by its general partner, Artisan Investment Corporation, which is indirectly wholly owned by Andrew A. Ziegler and Carlene M. Ziegler. Artisan Partners’ address is Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin, 53202-5402. As of December 31, 2008, Artisan Partners had assets under management of approximately $30.6 billion.

Artisan Partners acts as investment adviser or subadviser to the funds listed in the table below that have similar investment objectives to that of the Portfolio. Artisan Partners does not waive or reduce its compensation for any fund shown in the table as of December 31, 2008.

Fund	Net Assets as of December 31, 2008 (Millions)		Annual Fee Rate as a Percentage of Average Annual Assets	Relationship (Adviser or Subadviser)
Artisan Mid Cap Value Fund	$2,555,101,338		0.94%	Adviser
Vantagepoint Select Value Fund	$255,982,301	*	First $150 million: 0.55% Next $100 million: 0.50% Over $250 million: 0.45%	Subadviser

*	Net assets provided are as of September 30, 2008 as stated in the Fund’s most recently filed Form NQ. Artisan Partners is one of three subadvisers to the Vantagepoint Select Value Fund and manages a portion of these assets.

Artisan Partners has no officers. The names and addresses of the principal executive officers of Artisan Investment Corporation, the general partner that manages Artisan Partners, and their principal occupations are set forth below, as well as the names and addresses of those who will manage the Portfolio.

Position
Name and Address
Andrew A. Ziegler, Artisan Investment Corporation, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	President
Lawrence A. Totsky, Artisan Investment Corporation, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	Chief Financial Officer and Treasurer
Janet D. Olsen, Artisan Investment Corporation, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	Vice President and Secretary
Eric R. Colson, Artisan Investment Corporation, 1 Maritime Plaza, Suite 1450, San Francisco, CA 94111	Vice President, Artisan Partners Investment Operations

Karen L. Guy, Artisan Investment Corporation, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	Vice President, Artisan Partners Business Operations
James C. Kieffer, Artisan Partners Limited Partnership, 5 Concourse Parkway NE, Suite 2200, Atlanta, GA 30328.	Co-Manager
Scott C. Satterwhite, Artisan Partners Limited Partnership, 5 Concourse Parkway NE, Suite 2200, Atlanta, GA 30328.	Co-Manager
George O. Sertl, Jr., Artisan Partners Limited Partnership, 5 Concourse Parkway NE, Suite 2200, Atlanta, GA 30328	Co-Manager

Proposal 2: Approval of the Amended Advisory Agreement

As described above, the New Subadvisory Agreement includes a fee schedule that is higher than the fee schedule under the Existing Subadvisory Agreement. As the Manager, not the Portfolio, pays the subadvisory fee, the Board concluded that it was reasonable and appropriate to increase the Manager’s advisory fee under the Existing Advisory Agreement by an amount substantially commensurate with the increase in the subadvisory fee under the New Subadvisory Agreement because the Manager is expected to continue to provide the same amount and level of services to the Portfolio after the effective date of the New Subadvisory Agreement that it did prior to the effective date of the New Subadvisory Agreement.

Description of the Amended Advisory Agreement

The Amended Advisory Agreement appears in Appendix B. The next several paragraphs briefly summarize some important provisions of the Amended Advisory Agreement, but for a complete understanding you should read Appendix B. The Board of Directors proposes that shareholders of the Portfolio approve the Amended Advisory Agreement, which changes the Existing Advisory Agreement’s fee schedule. Under the Amended Advisory Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.82% of the first $1 billion of the Portfolio’s average daily net assets and 0.78% of such assets in excess of $1 billion. Other than with respect to this new advisory fee schedule, the Amended Advisory Agreement is identical to the Existing Advisory Agreement.

Comparison of the Existing Advisory Agreement and Amended Advisory Agreement

As stated above, other than with respect to the new advisory fee schedule, the Amended Advisory Agreement is identical to the Existing Advisory Agreement.

The table below compares the annual operating expenses under the current advisory fee schedule for the year ended December 31, 2008 to the estimated annual operating expenses under the proposed advisory fee schedule assuming the new fee schedule had been in effect for the year ended December 31, 2008.

The table does not reflect additional fees charged by separate accounts or variable insurance or annuity contracts; if it did, fees and expenses would be higher than shown.

Annual Portfolio Operating Expenses

(expenses that are deducted from the Portfolio assets)

	Class A		Class B		Class E
	Existing Advisory Agreement	Amended Advisory Agreement	Existing Advisory Agreement	Amended Advisory Agreement	Existing Advisory Agreement	Amended Advisory Agreement
Management Fees	0.73%	0.81%	0.73%	0.81%	0.73%	0.81%
Distribution and Service (12b-1) Fees	None	None	0.25%	0.25%	0.15%	0.15%
Other Expenses	0.04%	0.04%	0.04%	0.04%	0.04%	0.04%
Total Annual Fund Operating Expenses	0.77%	0.85%	1.02%	1.10%	0.92%	1.00%

The tables below show examples of the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The tables are intended to help you compare the cost of investing in the Portfolio under the current advisory fee schedule versus investing in the Portfolio under the proposed advisory fee schedule. The examples assume a 5% average annual return, that you redeem all of your shares at the end of each time period and that you reinvest all of your dividends. The following tables also assume that total annual operating expenses remain the same. The examples are for illustration only, and your actual costs may be higher or lower.

The table does not reflect additional fees charged by separate accounts or variable insurance or annuity contracts; if it did, fees and expenses would be higher than shown.

Examples of Portfolio Expenses

	Existing Advisory Agreement
	One Year	Three Years	Five Years	Ten Years
Class A	$79	$246	$428	$954
Class B	$104	$325	$563	$1,248
Class E	$94	$293	$509	$1,131

	Amended Advisory Agreement
	One Year	Three Years	Five Years	Ten Years
Class A	$87	$271	$471	$1,049
Class B	$112	$350	$606	$1,340
Class E	$102	$318	$552	$1,225

The aggregate amount of the Manager’s advisory fee during the year ended December 31, 2008 was $10,228,259. If the proposed advisory fee schedule had been in effect during the year ended December 31, 2008, the aggregate amount of the Manager’s advisory fee would have been $11,246,039. The difference between these amounts is $1,017,780,which represents a 10.0% increase.

Basis for the Directors’ Recommendation

At a meeting of the Board of Directors of the Fund on January 27, 2008, the Directors determined that the Proposals were in the Portfolio’s best interest and that it was appropriate and desirable to call a meeting of shareholders of the Portfolio and solicit shareholders’ approval of the Proposals. Prior to making these conclusions, the Board of Directors, including the Independent Directors, considered a wide range of information of the type they regularly consider when determining whether to continue the Fund’s advisory and subadvisory agreements. In doing so, the Directors did not identify any single factor as determinative but took into account a number of factors.

The Directors considered the nature, extent and quality of the services to be provided to the Portfolio by Artisan Partners. In this regard, the Directors considered presentations by Fund officers and representatives of the Manager. The Directors also reviewed materials provided by the Manager and Artisan Partners (the “Director Materials”). These presentations and the Director Materials contained information that assisted the Directors in assessing Artisan Partners’ organizational structure, personnel, investment capacity, investment process and regulatory/compliance capabilities, as well as Artisan Partners’ investment philosophy, performance record and trade execution capabilities. It was noted that Artisan Partners has substantial experience in managing portfolios that invest in middle capitalization value securities similar to those in which the Portfolio invests. In this regard, the Directors considered a comparison of the performance of a mutual fund managed by Artisan Partners that invests in middle capitalization value securities similar to those in which the Portfolio invests, including information prepared by Morningstar comparing that fund’s performance to a group of peer funds. The Directors considered the fact that the fund managed by Artisan has generally had better long-

term performance than that of the Portfolio while subadvised by Harris (although recognizing that past performance is no guarantee of future performance). The Directors concluded that they were satisfied with the nature, extent and quality of the services to be provided to the Portfolio by Artisan Partners.

The Directors also considered comparisons of the services to be rendered under the New Subadvisory Agreement with that under the Existing Subadvisory Agreement. In this regard, the Directors in particular noted that, other than certain differences, as described above under “Comparison of the Existing Subadvisory Agreement and New Subadvisory Agreement,” the terms of the New Subadvisory Agreement are substantially similar to the terms of the Existing Subadvisory Agreement. The Directors also considered that, other than the fee schedule changes, the Amended Advisory Agreement is identical to the Existing Advisory Agreement.

The Directors considered the subadvisory fee proposed to be paid by the Manager to Artisan Partners and its effect on the total expenses of the Portfolio. The Directors reviewed presentations by Fund officers and considered comparative information on fees paid and expenses incurred by similar funds that the Board received in connection with its annual consideration of the continuation of the Fund’s advisory or subadvisory agreements. In particular, the Directors considered the fact that the subadvisory fee schedule for Artisan Partners set forth in the New Subadvisory Agreement is higher than the fee schedule in the Existing Subadvisory Agreement, but that it represents the lowest fee Artisan Partners has ever charged to manage a middle capitalization value mutual fund portfolio. The Directors concluded that the proposed subadvisory fee to be paid to Artisan Partners was reasonable and the result of arm’s-length negotiations between the Manager and Artisan Partners.

The Directors considered that the increase in the advisory fee payable to the Manager under the Amended Advisory Agreement was designed to reflect the higher subadvisory fee the Manager proposed to pay Artisan Partners and would not likely affect the Manager’s profitability. Because it was not possible to determine the profitability that Artisan Partners might achieve with respect to the Portfolio, the Directors did not make any conclusions regarding Artisan Partners’ profitability.

The Board also considered the expected transition costs to the Portfolio of the change of subadviser and concluded that the potential benefits of the New Subadvisory Agreement outweighed those costs and the increased cost to the Portfolio of the Amended Advisory Agreement.

The Directors considered the extent to which economies of scale may be realized if the Portfolio grew and whether fee levels reflect these possible economies of scale for the benefit of shareholders in the Portfolio. In this regard, the Directors primarily considered the breakpoints in the Portfolio’s advisory and subadvisory fee schedules and how possible benefits from economies of scale may be realized by the various parties. The Directors also considered comparative breakpoint information of similar funds that they received in connection with the Board’s annual consideration of the continuation of the Fund’s advisory and subadvisory agreements. The Directors concluded that they were satisfied with the extent to which possible economies of scale may be shared for the benefit of shareholders in the Portfolio. The Directors also took into account Artisan Partners’ substantial experience and reputation as a manager of middle capitalization value portfolios, along with the prominence of the Artisan Partners name in the marketplace for investment advice, and concluded that this might enhance the marketability of the insurance products that invest in the Portfolio, and thus lead to growth in the size of the Portfolio and resulting economies of scale, although such growth cannot be assured.

In addition, the Directors considered Artisan Partners’ policies with respect to obtaining benefits from their use of the Portfolio’s brokerage commissions to obtain research that could be used in managing the portfolio and Artisan Partners’ other client accounts (as described below under “Portfolio Transactions and Brokerage”), and the Directors concluded that Artisan Partners’ policies were reasonable.

The Directors also considered numerous additional factors that they felt were relevant, including information about the Manager’s organizational structure and financial condition. The Directors noted that they requested the Manager provide additional information at the Directors’ next meeting and that at that meeting the Directors expect to act on a proposal to approve the Amended Advisory Agreement and the New Subadvisory Agreement.

Additional Information

Certain Interested Directors and certain officers of the Fund may be owners of shares of MetLife or its affiliates, and consequently, if the Portfolio’s shareholders approve the Amended Advisory Agreement, may stand to benefit from such change.

The information set forth in this Proxy Statement concerning the Amended Advisory Agreement has been provided to the Fund by the Manager.

Shareholder Voting Regarding the Amended Advisory Agreement

The vote required to approve the Amended Advisory Agreement is the lesser of (i) 67% of the shares of the Portfolio that are present at the Meeting, if the holders of more than 50% of the shares of such portfolio outstanding as of the Record Date are present or represented by proxy at the Meeting, or (ii) more than 50% of the shares of the Portfolio outstanding on the Record Date. If the required vote is not obtained for the Portfolio, the Directors will consider what other actions to take in the best interests of the Portfolio.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE PORTFOLIO VOTE FOR THE AMENDED ADVISORY AGREEMENT.

IV.	OTHER INFORMATION

Information about Voting Instructions and the Conduct of the Meeting

Solicitation of Voting Instructions. Voting instructions will be solicited primarily by mailing this Proxy Statement and its enclosures, but voting instructions may also be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Fund or by its agents. In addition, Computershare Fund Services, Inc. has been engaged to assist in the solicitation of proxies, at a total estimated cost of approximately $165,735. The Portfolio will bear half of the costs of the Meeting, including the costs of printing and mailing this proxy statement and soliciting voting instructions, and Artisan Partners will bear the other half.

Voting Process. The shares of the Portfolio are currently sold to Metropolitan Life Insurance Company (“MetLife”) and its insurance company affiliates (collectively, the “Insurance Companies”) as the record owners for allocation to the corresponding investment divisions or sub-accounts of certain of their separate accounts that are registered as investment companies with the SEC, and to certain eligible qualified retirement plans. Most of the shares of the Portfolio are attributable to variable life insurance or variable annuity contracts (“Contracts”) issued by the Insurance Companies. Other outstanding Portfolio shares are not attributable to Contracts, because such shares are (a) held in a separate account that is not registered as an investment company, or (b) held in the Insurance Company’s general account rather than in a separate account.

Record owners of the shares of the Portfolio as of the Record Date will be entitled to vote and may cast one vote for each share held. A majority of the shares of the Portfolio outstanding as of the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business by the shareholders of the Portfolio at the Meeting.

In determining whether a quorum is present, the tellers (persons appointed by the Fund to receive, count and report all ballots cast at the Meeting) will count shares represented by proxies that reflect abstentions, and “broker non-votes,” as shares that are present and entitled to vote. Since these shares will be counted as present, but not as voting in-favor of any Proposal, these shares will have the same effect as if they cast votes against the Proposals. “Broker non-votes” are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.

In accordance with their understanding of presently applicable law, the Insurance Companies will vote the shares of the Portfolio that are attributable to the Contracts based on instructions received from owners of such Contracts that participate in the corresponding investment divisions in the separate accounts. The number of Portfolio shares held in the corresponding investment division of a separate account deemed attributable to each Contract owner is determined by dividing a variable life insurance policy’s or variable benefit option’s cash value or a variable annuity contract’s accumulation units (or if variable annuity payments are currently being made, the amount of the Insurance Company’s reserves attributable to that variable annuity contract), as the case may be, in that division by the net asset value of one share in the Portfolio.

The Portfolio currently issues Class A shares, Class B shares and Class E shares, which, among other things, have different net asset values. Whether the Class A shares, Class B shares or Class E shares are offered in connection with a given Contract depends on the particular Contract. Each Class A share, Class B share and Class E share has one vote. For purposes of determining the number of Portfolio shares for which a Contract owner is entitled to give voting instructions, the Insurance Companies use the per share net asset value for such class of Portfolio shares that are offered under that Contract. Fractional votes will be counted. The number of shares for which a Contract owner has a right to give voting instructions is determined as of the Record Date.

Portfolio shares held in an investment division attributable to Contracts for which no timely instructions are received or that are not attributable to Contracts will be represented at the Meeting by the record owners and voted in the same proportion as the shares for which voting instructions are received for all Contracts participating in that investment division. The Fund has been advised that Portfolio shares held in the general account or unregistered separate accounts of the Insurance Companies will be represented at the Meeting by the record owners and voted in the same proportion as the aggregate of (i) the shares for which voting instructions are received and (ii) the other shares that are voted in proportion to such voting instructions. Because the Portfolio uses proportional voting, a small number of shareholders may determine the outcome of a vote, including the vote on the Proposals.

If an enclosed voting instruction form is completed, executed and returned, it may nevertheless be revoked at any time before the Meeting by a written revocation or later voting instruction form.

Adjournments; Other Business. An adjournment of the Meeting requires the vote of a majority of the total number of shares of the Portfolio that are present in person or by proxy and entitled to vote. The Meeting has been called to transact any business that properly comes before it. The only business that management of the Fund intends to present or knows that others will present are the Proposals. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Fund has previously received written contrary instructions from the shareholder entitled to vote the shares.

Shareholder Proposals at Future Meetings. Under the Bylaws, the Fund is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the 1940 Act. Shareholder proposals to be presented at any future meeting of shareholders of the Portfolio or the Fund must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting.

Reasons for Submitting Proposal 1 to a Shareholder Vote

The 1940 Act generally provides that an adviser or subadviser to a mutual fund may act as such only pursuant to a written contract that has been approved by a vote of the fund’s shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such contract or interested persons of any party to such contract. The Manager, however, has received from the SEC an exemption from the shareholder approval voting requirement in certain circumstances (the “SEC Exemption”). Subject to certain conditions, the SEC Exemption permits the Manager to enter into subadvisory agreements for the management of a portfolio of the Fund without obtaining the approval of the portfolio’s shareholders, including agreements with new subadvisers that are not affiliated persons of the Manager or the Fund other than by reason of serving as subadviser to one or more series of the Fund. Such agreements must be approved by the Directors in accordance with the requirements of the 1940 Act.

Although the Manager may enter into a new subadvisory agreement without shareholder approval, the Fund is submitting Proposal 1 for the approval of shareholders of the Portfolio because the Manager intends to enter into the New Subadvisory Agreement only if shareholders approve of the Amended Advisory Agreement. Because the two Proposals are so closely related, the Board of Directors wishes to secure the approval of shareholders of the Portfolio for both Proposals. If the Portfolio’s shareholders approve neither Proposal 1 nor Proposal 2, the Manager does not intend, at this time, to enter into a subadvisory agreement with Artisan Partners with respect to the Portfolio. If the Portfolio’s shareholders approve Proposal 2 but do not approve Proposal 1, the Manager reserves the right to enter into a subadvisory agreement with Artisan Partners with respect to the Portfolio in accordance with the terms of the SEC Exemption.

Information about the Manager

The Manager is a Delaware limited liability company. New England Life Insurance Company (“New England”) owns all of the voting interest in the Manager. New England is a wholly owned subsidiary of MetLife Insurance Company (“MetLife”), which in turn is a wholly owned subsidiary of MetLife, Inc., a publicly traded company. The members of the Manager include each insurance company the separate accounts of which invest in registered investment companies to which the Manager serves as investment adviser. The Chairman of the Board and President of the Manager is Elizabeth M. Forget. Ms. Forget and Alan C. Leland, Jr. are the Manager’s directors. Ms. Forget is the President and Chief Executive Officer of the Fund, and her principal occupation is Senior Vice President of MetLife. Mr. Leland is a Senior Vice President of the Fund and of New England, and his principal occupation is Treasurer and Chief Financial Officer of the Manager. The address of Ms. Forget is 1095 Avenue of the Americas, 40th Floor, New York, New York 10036. The address of the Manager, New England, and Mr. Leland is 501 Boylston Street, Boston, Massachusetts 02116.

Information about the Fund

Copies of the annual report of the Fund for the fiscal year ended December 31, 2008 may be obtained without charge by calling (800) 638-7732 or by writing to the Assistant Secretary of the Fund at 501 Boylston Street, Boston, Massachusetts 02116.

Ownership of Shares

As of the Record Date, the following number of shares of the Portfolio were outstanding and entitled to vote:

Shares Outstanding on Record Date
Class A
Class B
Class E

All of the shares of the Portfolio are held of record by the Insurance Companies for allocation to the corresponding investment divisions or sub-accounts of certain of their separate accounts. Shares of the Portfolio are not offered for direct purchase by the investing public.

The Insurance Companies have informed the Fund that as of the Record Date, there were no persons owning Contracts which would entitle them to instruct the Insurance Companies with respect to 5% or more of the voting securities of the Portfolio. The Fund has been informed that the officers and Directors as a group owned less than 1% of the outstanding shares of the Portfolio.

Because the Insurance Companies own 100% of the Shares of the Fund, they may be deemed to be in control (as that term is defined in the 1940 Act) of the Fund.

Principal Underwriter

MetLife Investors Distribution Company is the principal underwriter and distributor of the Fund. The address of MetLife Investors Distribution Company is 5 Park Plaza, Irvine, CA 92614.

Appendix A

METROPOLITAN SERIES FUND, INC.

FORM OF NEW SUBADVISORY AGREEMENT

(Met/Artisan Mid Cap Value Portfolio)

This Sub-Advisory Agreement (this “Agreement”) is entered into as of __, 2009 by and between MetLife Advisers, LLC, a Delaware limited liability company (the “Manager”) and Artisan Partners Limited Partnership, a Delaware limited partnership (the “Subadviser”).

WHEREAS, the Manager has entered into an Amended and Restated Advisory Agreement dated May 1, 2009 (the “Advisory Agreement”) with METROPOLITAN SERIES FUND, INC. (the “Fund”), pursuant to which the Manager provides portfolio management and administrative services to the Met/Artisan Mid Cap Value Portfolio (formerly, the Harris Oakmark Focused Value Portfolio) of the Fund (the “Portfolio”);

WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more subadvisers;

WHEREAS, the Manager desires to retain the Subadviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Manager;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Subadviser agree as follows:

1. Sub-Advisory Services.

a. The Subadviser shall, subject to the supervision of the Manager and in cooperation with the Manager, as administrator, or with any other administrator appointed by the Manager (the “Administrator”), manage the investment and reinvestment of the assets of the Portfolio. The Subadviser shall invest and reinvest the assets of the Portfolio in conformity with (1) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional information, as revised or supplemented from time to time, relating to the Portfolio (the “Prospectus”), (2) any additional policies or guidelines established by the Manager or by the Fund’s Directors that have been furnished in writing to the Subadviser and (3) the provisions of the Internal Revenue Code (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code) and “segregated asset accounts” (as defined in Section 817 of the Code) including, but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder, all as from time to time in effect (collectively, the “Policies”), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the “1940 Act”) the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission (“SEC”) (“SEC Positions”); provided, however, that the Manager agrees to inform the Subadviser of any and all applicable state insurance law restrictions that operate to limit or restrict the investments the Portfolio might otherwise make (“Insurance Restrictions”), and to inform the Subadviser promptly of any changes in such Insurance Restrictions. Subject to the foregoing, the Subadviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Portfolio may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Subadviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Subadviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Portfolio as the Manager shall determine are necessary in order for the Portfolio to comply with the Policies.

b. The Subadviser shall furnish the Manager and the Administrator daily, weekly, monthly, quarterly and/or annual reports concerning portfolio transactions and the investment performance of the Portfolio in such form as may be mutually agreed upon, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Manager, the Administrator or the Fund at their reasonable request. The Subadviser shall, as part of a complete portfolio compliance testing program (and based upon the information regarding the Portfolio in its possession), perform quarterly diversification testing under Section 817 (h) of the Code with respect to the Portfolio. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied, or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Subadviser shall also provide the Manager, the Administrator or the Fund with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Fund from time to time, including without limitation all material as reasonably may be requested by the Directors of the Fund pursuant to Section 15(c) of the 1940 Act. The Subadviser shall furnish the Manager (which may also provide it to the Fund’s Board of Directors) with copies of all material comments that are directly related to the Portfolio and the services provided under this Agreement received from the SEC following routine or special SEC examinations or inspections.

c. The Subadviser shall provide to the Manager a copy of the Subadviser’s Form ADV as filed with the SEC and as amended from time to time and a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio. The Subadviser represents that it will notify the Manager of any change in the membership of the Subadviser within a reasonable time after any such change; delivery of the Subadviser’s Disclosure Statement consisting of Part II of the Subadviser’s Form ADV shall be deemed to satisfy such notice requirement.

d. In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and its Rules by the Subadviser and its supervised persons. Further, the Subadviser reviews, at least annually, its written policies and procedures and the effectiveness of their implementation.

e. The Subadviser shall:

i) Comply with the Manager’s written compliance policies and procedures pursuant to Rule 38a-1;

ii) Provide copies of their annual compliance review report (or a summary of the process and findings) and copies of any third-party compliance audits;

iii) Notify the Manager promptly of any contact from the SEC or other regulators or Self Regulatory Organization (“SRO”) with respect to the Portfolio and the services provided pursuant to this Agreement (such as an examination, inquiry, investigation, institution of a proceeding, etc.); and

iv) Notify the Manager promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) and actions taken in response.

d. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Manager serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

e. Unless the Manager gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Portfolio’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested.

f. Upon the request of the Manager or the Portfolio’s pricing agent, the Subadviser shall provide reasonable and good faith fair valuations for any securities in the Portfolio for which the Portfolio’s pricing agent has determined current market quotations are not readily available or reliable. In connection with the provision of such securities valuations, the Subadviser shall further provide information concerning the basis upon which the Subadviser’s valuation determination was made as may be reasonably requested by the Manager, and all such information shall be provided in a format reasonably acceptable to the Manager. Except as set forth herein, the Subadviser shall not be responsible for determining valuations for the securities and/or other assets of the Portfolio.

g. The Subadviser shall be responsible for expenses relating to the preparation, filing and mailing of any prospectus supplement or other required regulatory filings or mailings, exclusive of annual updates, required as a result of actions taken by the Subadviser.

2. Obligations of the Manager.

a. The Manager shall provide (or cause the Fund’s custodian to provide) information to the Subadviser in a timely manner regarding such matters as the composition of assets in the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder, including, but not limited to, the Manager’s compliance policies and procedures.

b. The Manager has furnished the Subadviser a copy of the Prospectus and agrees during the continuance of this Agreement to furnish the Subadviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Subadviser with relevant sections of minutes of meetings of the Directors of the Fund applicable to the Portfolio to the extent they may affect the duties of the Subadviser, and with copies of any financial statements or reports of the Fund with respect to the Portfolio to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement, including, but not limited to, timely information relating to any Insurance Restrictions and the Manager’s compliance policies and procedures.

c. The Subadviser agrees that all books and records which it maintains for the Fund are the Fund’s property. The Subadviser also agrees upon request of the Manager or the Fund, promptly to surrender the books and records to the requester (provided that the Subadviser may retain copies of such books and records to the extent the Subadviser reasonably believes it is required to do so to comply with applicable legal or regulatory requirements) or make the books and records available for inspection by representatives of regulatory authorities. The Subadviser shall permit all books and records with respect to the Portfolio to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Subadviser further agrees to maintain and preserve the Fund’s books and records in accordance with the Investment Company Act and rules thereunder.

3. Custodian. The assets of the Portfolio shall be maintained in the custody of an eligible custodian (the “Custodian”) identified in, and in accordance with the terms and conditions of, a custody agreement (the “Custody Agreement”) (or any sub-custodian properly appointed as provided in the Custody Agreement). The Subadviser shall provide timely instructions directly to the Custodian, in the manner and form as required by the Custody Agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the Custodian.

4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Subadviser pursuant hereto, the Subadviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Portfolio, and (c) custodian fees and expenses. The Subadviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

5. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of securities for the Portfolio with brokers or dealers selected by the Subadviser, which may include brokers or dealers affiliated with the Subadviser, provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act in all respects. To the extent consistent with applicable law and then current SEC positions, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain execution of transactions for the Portfolio at prices which are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received. However, the Subadviser may, in accordance with applicable law and then current SEC positions, select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Portfolio and/or other accounts serviced by the Subadviser. Not all such services or products need to be used by the Subadviser in managing the Portfolio.

6. Compensation of the Subadviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of 0.47% of the first $500 million of the Portfolio’s average daily net assets and 0.45% of the next $500 million of the Portfolio’s average daily net assets and 0.43% of the excess over $1 billion in average daily net assets. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed upon interval, the forgoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Manager’s obligation to pay the Subadviser the compensation provided for herein.

7. Non-Exclusivity. The Manager agrees that the services of the Subadviser are not to be deemed exclusive and that the Subadviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Subadviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Subadviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not impair the ability of the Subadviser to perform its duties and obligations under this Agreement. The Manager recognizes and agrees that the Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Subadviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager. Notwithstanding the forgoing, the Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Subadviser receives the express agreement and consent of the Manager and/or the Fund’s Board of Directors to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Subadviser shall act as the Manager’s and the Fund’s agent and attorney-in-fact. For the avoidance of doubt, the parties agree that the Subadviser shall not be responsible for advising or acting on behalf of the Manager, the Fund or the Portfolio with respect to legal proceedings, including class action lawsuits and bankruptcy proceedings, involving securities purchased or held in the Portfolio.

8. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Subadviser nor any of its officers, directors, employees or agents shall be subject to any liability to the Manager, the Fund, the Portfolio or any shareholder of the Portfolio for any loss arising from any claim or demand based upon any error of judgment, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser’s duties or by reason of reckless disregard by the Subadviser of its obligations and duties. The Manager acknowledges and agrees that the Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

9. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval;

b. this Agreement may at any time be terminated on sixty days’ written notice to the Subadviser either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

d. this Agreement may be terminated by the Subadviser on sixty days’ written notice to the Manager and the Fund, or, if approved by the Board of Directors of the Fund, by the Manager on sixty days’ written notice to the Subadviser; and

Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

10. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Subadviser, provided that, if required by law ( as may be modified by any exemptions received of the Manager), such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

11. Certain Definitions. For the purpose of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person” and “assignment” shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

12. General.

a. The Subadviser may perform its services through any employee, officer or agent of the Subadviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Portfolio shall perform the portfolio management duties described therein until the Subadviser notifies the Manager that one or more other employees, officers or agents of the Subadviser, identified in such notice, shall assume such duties as of a specific date.

b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

c. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

13. Use of Name.

It is understood and acknowledged by the Manager that the phrase “Artisan” and any logos associated with that name are the valuable property of the Subadviser. The Subadviser hereby authorizes the Manager to use the name “Artisan” in the name of the Portfolio as set forth in the first recital of this Agreement and further authorizes the Manager to use the name “Artisan” and logos associated with the name in connection with marketing materials used by the Manager for the Portfolio. The Manager agrees that the Fund has the right to include such phrase as a part of the name of the Portfolio and use the name “Artisan” and associated logos as described above only so long as this Agreement shall continue. Upon termination of this Agreement, the Manager and the Fund shall forthwith cease to use such phrase and logos without further notice or action on the part of the Subadviser.

[The remainder of this page is intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the Manager and the Subadviser have entered into this Sub-Advisory Agreement as of the date first set forth above.

METLIFE ADVISERS, LLC

By:
Jeffrey L. Bernier
Senior Vice President

ARTISAN PARTNERS LIMITED PARTNERSHIP
By:	Artisan Investment Corporation, its general partner

By:
Janet D. Olsen
Vice President

Appendix B

METROPOLITAN SERIES FUND, INC.

AMENDED AND RESTATED ADVISORY AGREEMENT

(Met/Artisan Mid Cap Value Portfolio)

AGREEMENT made this 1st day of May, 2009 by and between METROPOLITAN SERIES FUND, INC., a Maryland corporation (the “Fund”) with respect to its Met/Artisan Mid Cap value Portfolio (the “Portfolio”), and METLIFE ADVISERS, LLC, a Delaware limited liability company (the “Manager”).

WITNESSETH:

WHEREAS, the Fund and the Manager wish to enter into an agreement setting forth the terms upon which the Manager (or certain other parties acting pursuant to delegation from the Manager) will perform certain services for the Portfolio;

NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties agree as follows:

1. (a) The Fund hereby employs the Manager to furnish the Fund with Portfolio Management Services (as defined in Section 2 hereof) and Administrative Services (as defined in Section 3 hereof), subject to the authority of the Manager to delegate any or all of its responsibilities hereunder to other parties as provided in Sections 1(b) and (c) hereof. The Manager hereby accepts such employment and agrees, at its own expense, to furnish such services (either directly or pursuant to delegation to other parties as permitted by Sections 1(b) and (c) hereof) and to assume the obligations herein set forth, for the compensation herein provided. The Manager shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(b) The Manager may delegate any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services (and assumption of related expenses) to one or more other parties (each such party, a “Sub-Adviser”), pursuant in each case to a written agreement with such Sub-Adviser that meets the requirements of Section 15 of the Investment Company Act of 1940 and the rules thereunder (the “1940 Act”) applicable to contracts for service as investment adviser of a registered investment company (including without limitation the requirements for approval by the directors of the Fund and the shareholders of the Portfolio), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission. Any Sub-Adviser may (but need not) be affiliated with the Manager. If different Sub-Advisers are engaged to provide Portfolio Management Services with respect to different segments of the Portfolio, the Manager shall determine, in the manner described in the prospectus of the Portfolio from time to time in effect, what portion of the assets belonging to the Portfolio shall be managed by each Sub-Adviser.

(c) The Manager may delegate any or all of its responsibilities hereunder with respect to the provision of Administrative Services to one or more other parties (each such party, an “Administrator”) selected by the Manager. Any Administrator may (but need not) be affiliated with the Manager.

2. As used in this Agreement, “Portfolio Management Services” means management of the investment and reinvestment of the assets belonging to the Portfolio, consisting specifically of the following:

(a) obtaining and evaluating such economic, statistical and financial data and information and undertaking such additional investment research as shall be necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Portfolio in accordance with the Portfolio’s investment objectives and policies;

(b) taking such steps as are necessary to implement the investment policies of the Portfolio by purchasing and selling of securities, including the placing of orders for such purchase and sale; and

(c) regularly reporting to the Board of Directors of the Fund with respect to the implementation of the investment policies of the Portfolio.

3. As used in this Agreement, “Administrative Services” means the provision to the Fund, by or at the expense of the Manager, of the following:

(a) office space in such place or places as may be agreed upon from time to time by the Fund and the Manager, and all necessary office supplies, facilities and equipment;

(b) necessary executive and other personnel for managing the affairs of the Portfolio, including personnel to perform clerical, bookkeeping, accounting, stenographic and other office functions (exclusive of those related to and to be performed under contract for custodial, transfer, dividend and plan agency services by the entity or entities selected to perform such services;

(c) compensation, if any, of directors of the Fund who are directors, officers or employees of the Manager, any Sub-Adviser or any Administrator or of any affiliated person (other than a registered investment company) of the Manager, any Sub-Adviser or any Administrator;

(d) all services, other than services of counsel, required in connection with the preparation of registration statements and prospectuses, including amendments and revisions thereto, all annual, semiannual and periodic reports, and notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities, to the extent that any such materials relate to the business of the Portfolio, to the shareholders thereof or otherwise to the Portfolio, the Portfolio to be treated for these purposes as a separate legal entity and fund; and

(e) supervision and oversight of the Portfolio Management Services provided by each Sub-Adviser, and oversight of all matters relating to compliance by the Fund with applicable laws and with the Fund’s investment policies, restrictions and guidelines, if the Manager has delegated to one or more Sub-Advisers any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services.

4. Nothing in section 3 hereof shall require the Manager to bear, or to reimburse the Fund for:

(a) any of the costs of printing and mailing the items referred to in sub-section (d) of this section 3;

(b) any of the costs of preparing, printing and distributing sales literature;

(c) compensation of directors of the Fund who are not directors, officers or employees of the Manager, any Sub-Adviser or any Administrator or of any affiliated person (other than a registered investment company) of the Manager, any Sub-Adviser or any Administrator;

(d) registration, filing and other fees in connection with requirements or regulatory authorities;

(e) the charges and expenses of any entity appointed by the Fund for custodial, paying agent, shareholder servicing and plan agent services;

(f) charges and expenses of independent accountants retained by the Fund;

(g) charges and expenses of any transfer agents and registrars appointed by the Fund;

(h) brokers’ commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

(i) taxes and fees payable by Fund to federal, state or other governmental agencies;

(j) any cost of certificates representing shares of the Fund;

(k) legal fees and expenses in connection with the affairs of the Fund including registering and qualifying its shares with Federal and State regulatory authorities;

(l) expenses of meetings of shareholders and directors of the Fund; and

(m) interest, including interest on borrowings by the Fund.

5. All activities undertaken by the Manager or any Sub-Adviser or Administrator pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Directors of the Fund, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

6. The services to be provided by the Manager and any Sub-Adviser or Administrator hereunder are not to be deemed exclusive and the Manager and any Sub-Adviser or Administrator shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

7. As full compensation for all services rendered, facilities furnished and expenses borne by the Manager hereunder, the Fund shall pay the Manager compensation at the annual rate of 0.82% of the first $1 billion of average net assets and 0.78% on average net assets over $1 billion. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Directors of the Fund may from time to time determine and specify in writing to the Manager. The Manager hereby acknowledges that the Fund’s obligation to pay such compensation is binding only on the assets and property belonging to the Portfolio.

8. If the total of all ordinary business expenses of the Fund as a whole (including investment advisory fees but excluding taxes and portfolio brokerage commissions) for any fiscal year exceeds the lowest applicable percentage of average net assets or income limitations prescribed by any state in which shares of the Portfolio are qualified for sale, the Manager shall pay such excess. Solely for purposes of applying such limitations in accordance with the foregoing sentence, the Portfolio and the Fund shall each be deemed to be a separate fund subject to such limitations. Should the applicable state limitation provisions fail to specify how the average net assets of the Fund or belonging to the Portfolio are to be calculated, that figure shall be calculated by reference to the average daily net assets of the Fund or the Portfolio, as the case may be.

9. It is understood that any of the shareholders, directors, officers, employees and agents of the Fund may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Manager, any affiliated person of the Manager, any organization in which the Manager may have an interest or any organization which may have an interest in the Manager; that the Manager, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the articles of incorporation of the Fund, the limited liability company agreement of the Manager or specific provisions of applicable law.

10. This Agreement shall become effective as of the date of its execution, and

(a) unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the directors of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on, such approval;

(b) this Agreement may at any time be terminated on sixty days’ written notice to the Manager either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

(c) this Agreement shall automatically terminate in the event of its assignment;

(d) this Agreement may be terminated by the Manager on ninety days’ written notice to the Fund;

Termination of this Agreement pursuant to this section 10 shall be without the payment of any penalty.

11. This Agreement may be amended at any time by mutual consent of the parties, provided that, if required by law (as may be modified by any exemptions received by the Manager), such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the directors of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

12. For the purpose of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person” and “assignment” shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act. References in this Agreement to any assets, property or liabilities “belonging to” the Portfolio shall have the meaning defined in the Fund’s articles of incorporation as amended from time to time.

13. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund, to any shareholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

METROPOLITAN SERIES FUND, INC.,	METLIFE ADVISERS, LLC
on behalf of its Met/Artisan Mid Cap Value Portfolio

By	By

PROXY

HARRIS OAKMARK FOCUSED VALUE PORTFOLIO

OF

METROPOLITAN SERIES FUND, INC.

SPECIAL MEETING OF SHAREHOLDERS

April 30, 2009

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Harris Oakmark Focused Value Portfolio of Metropolitan Series Fund, Inc. (the “Company”) hereby appoints Elizabeth M. Forget, Michael P. Lawlor and Peter H. Duffy, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Harris Oakmark Focused Value Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 10 a.m. Eastern Time on Thursday, April 30, 2009 and at any adjournments thereof, as follows:

1.	To approve, with respect to the Harris Oakmark Focused Value Portfolio, a new subadvisory agreement between MetLife Advisers, LLC and Artisan Partners Limited Partnership.

FOR   ☐     AGAINST   ☐     ABSTAIN   ☐

2.	To approve, with respect to the Harris Oakmark Focused Value Portfolio, the amended and restated advisory agreement between the Metropolitan Series Fund, Inc., on behalf of the Harris Oakmark Focused Value Portfolio, and MetLife Advisers, LLC.

FOR   ☐     AGAINST  ☐     ABSTAIN  ☐

Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

Dated: , 2009

Name of Insurance Company

Name and Title of Authorized Officer

Signature of Authorized Officer

Harris Oakmark Focused Value Portfolio

Name(s) of Separate Account(s)

Of the Insurance Company

Owning Shares in this Portfolio:

_______ Insurance Company

Separate Account _____

3 EASY WAYS TO VOTE

1.      Automated Touch Tone Voting: Call toll-free 1-866-235-4258 and use the control number shown below.

2.      Return this Voting Instruction Form using the enclosed postage-paid envelope.

3.      Visit our website at https://www.proxy-direct.com to vote electronically.

NOTE: If you vote by phone or electronically, the Fund or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the vote cast.

METROPOLITAN SERIES FUND, INC. 501 Boylston Street Boston, Massachusetts 02116 VOTING INSTRUCTION FORM FOR THE Special Meeting of Shareholders April 30, 2009, 10 a.m. Eastern Time

*** CONTROL NUMBER ***

METROPOLITAN SERIES FUND, INC. (the “Fund”)

Harris Oakmark Focused Value Portfolio (the “Portfolio”)

The undersigned hereby instructs ____ (the “ Insurance Companies”) to vote the shares of the Portfolio as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 10 a.m. Eastern Time on Thursday, April 30, 2009 and at any adjournments thereof.

The Insurance Companies and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct the Insurance Companies to vote “FOR” the Proposals. Proposal 1 will only go into effect if BOTH it and Proposal 2 are approved by shareholders. The Insurance Companies will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposals, the Insurance Companies will vote FOR the Proposals. The Insurance Companies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

Date ______________, 2009

PLEASE SIGN IN BOX BELOW

Signature – Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

	FOR	AGAINST	ABSTAIN
1. To approve, with respect to the Harris Oakmark Focused Value Portfolio, a new subadvisory agreement between MetLife Advisers, LLC and Artisan Partners Limited Partnership.	☐	☐	☐

2. To approve, with respect to the Harris Oakmark Focused Value Portfolio, the amended and restated advisory agreement between the Metropolitan Series Fund, Inc., on behalf of the Harris Oakmark Focused Value Portfolio, and MetLife Advisers, LLC.

	☐	☐	☐